Exhibit 10.6

THE PMI GROUP, INC.

2005 DIRECTORS’ DEFERRED COMPENSATION PLAN

(September 20, 2007 Restatement)

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THE PMI GROUP, INC.

2005 DIRECTORS’ DEFERRED COMPENSATION PLAN

(September 20, 2007 Restatement)

THE PMI GROUP, INC., a Delaware corporation, having established The PMI Group, Inc. 2005 Directors’ Deferred Compensation Plan (the “Plan), effective as of January 1, 2005, for the benefit of members of the Company’s Board of Directors who are employees of neither the Company nor any of its Affiliates in order to provide such directors with certain deferred compensation benefits, hereby amends and restates the Plan in its entirety, effective as of September 20, 2007, as set forth below.

The Plan is an unfunded deferred compensation plan that is intended to (a) comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and (b) be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 1

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

1.1 “Affiliate” shall mean each corporation, trade or business which is, together with the Company, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

1.2 “Beneficiary” shall mean the person or persons entitled to receive the balance credited to a Participant’s Account under the Plan upon the death of a Participant, as provided in Section 5.3.

1.3 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized Committee of the Board of Directors.

1.4 “Change in Control Event” means a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as determined in accordance with section 409A(a)(2)(A)(v) of the Code and Treasury regulation section 1.409A-3(i)(5), and as set forth below:

(a) A change in the ownership of the Company occurs on the date that any one person or more than one person acting as a group (a “Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company shall not be considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company within the meaning of subsection (b) below). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this subsection (a). This subsection (a) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and the Company’s stock remains outstanding after the transaction;

(b) A change in the effective control of the Company occurs on the date that either: (1) any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (2) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. A change in effective control also may occur in a transaction in which either of the two corporations involved in the transaction has a Change in Control Event under subsection (a) above or (c) below. For purposes of this subsection (b), if any one Person is considered to effectively control the Company within the meaning of this subsection (b), the acquisition of additional control of the Company by such Person shall not be considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of subsection (a) above); or

(c) A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control Event under this subsection (c) when there is a transfer of assets of the Company to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided below. A transfer of assets by the Company shall not be treated as a change in the ownership of such assets if the assets are transferred to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3) above. For purposes of this subsection (c) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

For purposes of this Section 1.4, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, and if a person, including an entity, owns stock in both the Company and another corporation and the Company and the other corporation enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in the Company before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Section 318(a) of the Code also applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option); provided, however, that if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury regulation sections 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.6 “Committee” shall mean the committee appointed by (and serving at the pleasure of) the Board of Directors to administer the Plan. As of the effective date of the Plan, the members of the Committee shall be the Governance and Nominating Committee of the Board of Directors.

1.7 “Company” shall mean The PMI Group, Inc., a Delaware corporation, or any successor thereto.

1.8 “Compensation” shall mean the annual cash retainer, retainer for serving as a committee chairperson (if any), and meeting fees (if any) of a Participant. A Participant’s Compensation shall not include any other type of remuneration.

1.9 “Compensation Deferrals” shall mean the amounts credited to Participants’ Accounts under the Plan pursuant to their deferral elections made in accordance with Section 2.1.

1.10 “Disability” or “Disabled” shall mean the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and is evidenced by a certificate of a physician satisfactory to the Committee stating that such Disability exists and is likely to result in death or last for at least twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable. Notwithstanding the foregoing, a Participant shall be deemed to be Disabled if the Participant is determined to be totally disabled by the Social Security Administration.

1.11 “Nonemployee Director” means a member of the Board of Directors who is an employee of neither the Company nor of any Affiliate.

1.12 “Participant” shall mean a Nonemployee Director who (a) has become a Participant in the Plan pursuant to Section 2.1, and (b) has not ceased to be a Participant pursuant to Section 2.3.

1.13 “Participant’s Account” or “Account” shall mean, as to any Participant, the separate account maintained on the books of the Company in order to reflect his or her interest under the Plan.

1.14 “Payment Date” shall mean the first day of a calendar month.

1.15 “Plan” shall mean The PMI Group, Inc. 2005 Directors’ Deferred Compensation Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

1.16 “Plan Year” shall mean the twelve month period beginning January 1 and ending December 31.

1.17 “Separation from Service” shall mean a cessation of the Director’s service on the Board for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)), including, but not by way of limitation, a termination by resignation, death, Disability or retirement. For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship shall be deemed to have terminated on the first day immediately following such six-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or an Affiliate.

1.18 “Specified Participant” shall mean a Participant who, as of the date of his or her Separation from Service, is a key employee of the Company. For this purpose, a Participant shall be deemed to be a “key employee” of the Company if he or she meets the requirements of section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding section 416(i)(5) of the Code) at any time during the 12-month period ending on September 30 (the “Identification Date”). In this connection, the definition of compensation under Treasury regulation section 1.415(c)-2(a) will be used, applied as if no safe harbor provided in Treasury regulation section 1.415(c)-2(d) were used, no elective special timing rules provided in Treasury regulation section 1.415(c)-2(e) were used, and no elective special rules provided in Treasury regulation section 1.415(c)-2(g) were used. If a Participant is a key employee of the Company as of any Identification Date, then he or she will be treated as such for the entire 12-month period beginning on the first day of the fourth month following the Identification Date.

1.19 “Unforeseeable Emergency” shall mean (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant or his or her spouse, Beneficiary or dependent (as defined in section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee will determine whether or not a Participant has incurred an Unforeseeable Emergency based on such evidence as the Committee deems necessary or advisable.

SECTION 2

PARTICIPATION

2.1 Participation. Each Nonemployee Director’s decision to become a Participant shall be entirely voluntary.

2.1.1 Current Nonemployee Directors. A Nonemployee Director may elect to become a Participant in the Plan by electing, no later than December 31, 2004, to make Compensation Deferrals under the Plan. An election under this Section 2.1.1 to make Compensation Deferrals shall be effective only for the 2005 Plan Year. Any Compensation Deferral elections for subsequent Plan Years shall be made pursuant to Section 2.1.3.

2.1.2 Initial Elections by New Nonemployee Directors.

(a) General. Each individual who first becomes a Nonemployee Director on or after January 1, 2005 may elect to become a Participant in the Plan by electing, within thirty (30) days of the effective date of his or her appointment or election to the Board of Directors, to make Compensation Deferrals under the Plan. However, no such election may be made if the Nonemployee Director was previously eligible to participate in another plan that is required to be aggregated with this Plan under section 409A of the Code.

(b) Effect of Election. An election under this Section 2.1.2 to make Compensation Deferrals shall be effective only (a) with respect to Compensation that is payable for services performed after the timely filing of the election, and (b) for the remainder of the Plan Year with respect to which the election is made. Any Compensation Deferral elections for subsequent Plan Years shall be made pursuant to Section 2.1.3.

2.1.3 Elections for Subsequent Plan Years. A Nonemployee Director may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the immediately preceding Plan Year, to make Compensation Deferrals under the Plan. An election under this Section 2.1.3 to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

2.1.4 No Election Changes During Plan Year. After the beginning of a Plan Year, a Participant shall not be permitted to change, terminate or revoke his or her Compensation Deferral election for such Plan Year, except to the limited extent provided in Section 2.2.

2.1.5 Specific Timing and Method of Election. Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, shall determine the manner and deadlines for Participants to make Compensation Deferral elections under the Plan. The deadlines prescribed by the Committee may be earlier than the deadlines specified in this Section 2.1, but shall not be later than such specified deadlines.

2.1.6 USERRA Rights. Notwithstanding the foregoing provisions of this Section 2.1, in accordance with Treasury regulation section 1.409A-2(a)(15) the Committee may (in its discretion) provide a participant with a Compensation Deferral election to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), if applicable.

2.2 Cancellation of Compensation Deferrals. Notwithstanding any contrary provision of Section 2.1:

2.2.1 Hardship Distribution Under 401(k) Plans. In the event that a Participant receives a hardship distribution from The PMI Group, Inc. Savings and Profit-Sharing Plan or any other plan (maintained by the Company or an Affiliate) which contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the “401(k) Plans”), the Participant’s Compensation Deferrals under the Plan (if any) shall be cancelled for a period of six (6) months from the date that the Participant received such hardship distribution or the remainder of the Plan Year in which the Participant received such hardship distribution (whichever period is longer). Notwithstanding the preceding, the Participant’s Compensation Deferrals shall not be so cancelled if the Committee determines that such cancellation is not required in order to preserve the tax-qualification of the 401(k) Plans.

2.2.2 Unforeseeable Emergency. In the event that a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan for the remainder of the Plan Year in which the Participant incurred the Unforeseeable Emergency.

2.2.3 Eligible Disability. In the event that a Participant incurs an Eligible Disability (as defined below), the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan, provided that such cancellation occurs by the later of the end of the Participant’s taxable year or the fifteenth (15th) day of the third month following the date on which the Participant incurs the Eligible Disability. For purposes of this Section 2.2.3, “Eligible Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties as a member of the Board of Directors or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months. The Committee shall determine whether or not a Participant has incurred an Eligible Disability based on such evidence as the Committee deems necessary or advisable

2.2.4 Irrevocability of Prior Compensation Deferrals. Notwithstanding the foregoing, a Participant’s election to make Compensation Deferrals under Section 2.1 shall be irrevocable as to amounts already deferred as of the effective date of any cancellation in accordance with this Section 2.2.

2.2.5 Resumption of Compensation Deferrals. A Participant whose Compensation Deferrals have been cancelled pursuant to this Section 2.2 may later resume making Compensation Deferrals under the Plan only in accordance with Section 2.1.3.

2.3 Termination of Participation. A Nonemployee Director who has become a Participant shall remain a Participant until his or her entire Account balance is distributed. However, a Nonemployee Director who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Nonemployee Director may elect to defer portions of his or her Compensation and to have the amounts of such Compensation Deferrals credited to his or her Account. For each Plan Year, a Nonemployee Director may elect to defer an amount equal to any percentage or any specific dollar amount of his or her Compensation, provided that the percentage or dollar amount elected by the Participant shall result in an expected Compensation Deferral of not less than $5,000 of his or her Compensation. Notwithstanding any contrary provision of the Plan, the Committee may reduce a Participant’s Compensation Deferrals to the extent necessary to satisfy any deductions required by law.

3.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to Section 3.1 shall reduce the Participant’s Compensation for the Plan Year and shall be credited to the Participant’s Account as of the date on which the amounts (but for the Compensation Deferral) otherwise would have been paid to the Participant, as of a date determined by the Company. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

3.3 Deemed Investment Return on Accounts. Although no assets will be segregated or otherwise set aside with respect to a Participant’s Account, the amount that is ultimately payable to the Participant with respect to his or her Account shall be determined as if such Account had been invested in common stock of the Company (including reinvestment of any deemed dividends). The Committee, in its sole discretion, shall adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of the Participants’ Accounts. However, such procedures may differ among Participants or classes of Participants, as determined by the Committee in its discretion.

3.4 Form of Payment. Subject to the provisions of Section 5, each Participant shall indicate on his or her deferral election (made pursuant to Section 3.1) the form of payment for the Compensation Deferrals (and deemed investment returns, gains and losses thereon) made pursuant to such election. A Participant may elect (a) a lump sum cash payment, or (b) a fixed number of substantially equal annual cash installment payments (not to exceed ten (10)). A Participant’s election as to the form of payment shall apply to all amounts credited to the Participant’s Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.6, shall be irrevocable.

3.5 Term of Deferral. Subject to the provisions of Section 5, each Participant shall indicate on his or her deferral election (made pursuant to Section 3.1) the time for payment for the Compensation Deferrals (and deemed investment returns, gains and losses thereon) made pursuant to such election. A Participant may elect a term of deferral equal to any whole number of months (not less than twelve (12)) specified in his or her deferral election. In addition, pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, a Participant may elect a term of deferral which ends upon the later (or earlier) of the expiration of a specified period or the occurrence of a specific event, provided that such election satisfies the requirements of section 409A of the Code (e.g., attainment of a specific age or Separation from Service) and subject to Section 5 of the Plan. A Participant’s election as to the term of deferral shall apply to all amounts credited to the Participant’s Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.6, shall be irrevocable.

3.6 Changes in Elections as to Form of Payment and/or Term of Deferral. Subject to the provisions of Section 5, a Participant may change his or her election under Section 3.4 and/or Section 3.5 for amounts credited to the Participant’s Account for any Plan Year, provided that any such election shall be effective no earlier than twelve (12) months after the election is made and only if (a) the election is made not less than twelve (12) months before the date payment of such amounts was previously scheduled to be made or commenced, (b) the newly-elected scheduled payment commencement date is at least five (5) years after the date payment of such amounts was previously scheduled to be made or commenced, and (c) payment of such amounts has not actually commenced. For example, if a Participant initially elected to receive his or her 2005 Plan Year Compensation Deferrals (and deemed investment returns, gains and losses thereon) in the form of five (5) substantially equal annual cash installment payments, with the first installment payable on July 1, 2008, the Participant instead may elect to receive payment of such amounts in the form of a lump sum cash payment, provided that such election is made on or before June 30, 2007 (that is, not less twelve (12) months before the date on which payment of such amounts previously was scheduled to commence) and the newly-elected scheduled payment date is July 1, 2013 or later (that is, at least five (5) years after the date payment of such amounts was previously scheduled to commence).

SECTION 4

ACCOUNTING

4.1 Participants’ Accounts. For each Plan Year, at the direction of the Committee, there shall be established and maintained on the books of the Company, a separate Account or Accounts for each Participant to which shall be credited all Compensation Deferrals made by the Participant during such Plan Year, and deemed investment returns, gains and losses on such Compensation Deferrals.

4.2 Participants Remain Unsecured Creditors. All amounts credited to a Participant’s Account under the Plan shall continue for all purposes to be a part of the general assets of the Company. Each Participant’s interest in the Plan shall make him or her only a general, unsecured creditor of the Company.

4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants’ Accounts, including the calculation and crediting (or debiting) of deemed investment returns, gains and losses, shall be determined by the Committee, in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.

4.4 Reports. Each Participant shall be furnished with periodic statements of his or her Account, reflecting the status of his or her interest in the Plan, at least annually.

SECTION 5

DISTRIBUTIONS

5.1 Normal Time for Distribution. Subject to the other provisions of this Section 5, distribution of the balance credited to a Participant’s Account shall be made or commenced on the Payment Date that immediately follows the end of the term(s) of deferral elected by the Participant under Section 3.5 or 3.6 (as applicable) or as soon as administratively practicable thereafter, and in the form elected by the Participant under Section 3.4 or 3.6 (as applicable), in accordance with the following rules. If the Participant elected to receive annual cash installment payments, his or her first installment shall be equal to the balance then credited to his or her Account, divided by the number of installments to be made. Each subsequent annual installment shall be paid to the Participant on each anniversary of the first installment payment or as soon as administratively practicable thereafter. The amount of each subsequent installment shall be equal to the balance then credited to the Participant’s Account, divided by the number of installments remaining to be paid. While a Participant’s Account is in installment payout status, the unpaid balance credited to the Participant’s Account shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.3.

5.2 Special Rule for Change in Control Event. If there is a Change in Control Event, the balance then credited to a Participant’s Account shall be distributed to him or her in a lump sum cash payment on the Payment Date that immediately follows the date of the Change in Control Event or as soon as administratively practicable thereafter. Deemed investment returns, gains and losses shall be credited (or debited) prior to any such accelerated distribution in accordance with Section 3.3. The amount of any such accelerated lump sum distribution shall also include any amount that the Participant deferred but which has not yet been credited to his or her Account.

5.3 Special Rule for Death. If a Participant dies, the balance then credited to his or her Account shall be distributed to the Participant’s Beneficiary in a lump sum cash payment on the Payment Date that immediately follows the Participant’s death or as soon as administratively practicable thereafter. However, if a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, such distribution shall be made to the Participant’s surviving spouse or if no surviving spouse, then to a domestic partner where recognized by applicable law, or if the Participant is not survived by his or her spouse or domestic partner to the Participant’s estate. Deemed investment returns, gains and losses shall be credited (or debited) prior to any such accelerated distribution in accordance with Section 3.3.

5.4 Special Rule for Disability. If a Participant becomes Disabled, the balance then credited to his or her Account shall be distributed to the Participant in a lump sum cash payment on the Payment Date that immediately follows the date on which the Participant became Disabled or as soon as administratively practicable thereafter. Deemed investment returns, gains and losses shall be credited (or debited) prior to any such accelerated distribution in accordance with Section 3.3.

5.5 Special Rule for Separation From Service. If a Participant incurs a Separation from Service, any amount that is credited to his or her Account shall be distributed to the Participant in a lump sum cash payment on the Payment Date that immediately follows January 15 of the second calendar year following the year in which the Participant incurred the Separation from Service or as soon as administratively practicable thereafter; provided, however, that amounts that would otherwise be distributed pursuant to an effective election of up to ten (10) annual installments shall continue to be distributed pursuant to such effective election. Any amount to be distributed pursuant to the preceding sentence shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.3 until the date of payment. For example, if a Participant incurs a Separation from Service during July 2007, and an amount remains credited to his or her Account on January 15, 2009 (after application of the other provisions of Section 5), then such amount (as increased or decreased by deemed investment returns, gains and losses thereon) shall be distributed to the Participant in a lump sum cash payment on February 1, 2009 or as soon as administratively practicable thereafter (assuming such amount would otherwise be distributed pursuant to an effective election other than an election of up to ten (10) annual installments). Alternatively, if the Participant had made an effective election of up to ten (10) annual installments, then his or her Compensation Deferrals (as increased or decreased by deemed investment returns, gains and losses thereon) subject to such effective election shall continue to be distributed pursuant to the ten-year schedule.

5.6 Required Six-Month Delay of Payment to a Specified Participant. Notwithstanding any contrary Plan provision and subject to the provisions of Section 5.3, 5.8.1 and 5.8.2, any payment(s) that are otherwise required to be made under the Plan to a Specified Participant due to his or her Separation from Service shall be accumulated during the first six (6) months following the Separation from Service and shall instead be paid on the Payment Date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

5.7 Delay of Payment Permitted Under Certain Circumstances. Notwithstanding any contrary provision of Section 5:

5.7.1 Payments Subject to Section 162(m) of the Code. Any payment scheduled to be made under the Plan shall be delayed to the extent that the Company reasonably anticipates that if the payment were made as scheduled, its deduction with respect to such payment otherwise would not be permitted due to the application of section 162(m) of the Code. Any such delayed payment shall be made either (a) during the Participant’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by the application of section 162(m) of the Code, or (b) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of (i) the last day of the Company’s fiscal year in which the Participant incurs the Separation from Service or (ii) the fifteenth (15th) day of the third month following the Separation from Service. If any such payment is delayed to a date on or after the Participant’s Separation from Service, the payment shall be considered a payment due to the Participant’s Separation from Service for purposes of Section 5.6, and in the case of a Specified Participant, the date that is six (6) months after the Participant’s Separation from Service will be substituted for any reference to the Participant’s Separation from Service in the immediately preceding sentence. If any scheduled payment to a Participant in the Company’s fiscal year is delayed in accordance with this Section 5.7.1, then all scheduled payments to that Participant that could be delayed hereunder also shall be delayed. Notwithstanding the foregoing, a distribution of a Participant’s Account shall be made without regard to the deductibility limitation of section 162(m) of the Code if the time for distribution is accelerated pursuant to Section 5.2, 5.3, or 5.4.

5.7.2 Payments That Would Violate Federal Securities Laws or Other Applicable Law. Any payment scheduled to be made under the Plan shall be delayed if the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law. Any such delayed payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment under the Plan that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code will not be treated as a violation of applicable law.

5.7.3 Going Concern. Any payment scheduled to be made under the Plan shall be delayed if the Company reasonably anticipates that the making of the payment would jeopardize the Company’s ability to continue as a going concern. Any such delayed payment shall be made in the first taxable year in which the payment will not negatively affect the Company’s status as an ongoing concern.

5.7.4 Other Events and Conditions. Any payment scheduled to be made under the Plan shall be delayed upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin.

5.7.5 Continued Deemed Investment During Any Delay in Payment. During any delay in payment under this Section 5.7, the unpaid amount shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.3.

5.8 Acceleration of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any foregoing provision of Section 5 and except as otherwise provided below, a Participant’s Account balance may be distributed to the extent permitted below:

5.8.1 Conflicts of Interest. A Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(iii), as directed by the Committee (in its discretion) if the payment is a necessary part of a course of action that results in compliance with a federal, state , local or foreign ethics law or conflicts of interest law that would be violated absent such course of action.

5.8.2 Payment of Employment Taxes. A Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(vi), as directed by the Committee (in its discretion), to cover any, employment tax withholding obligation that arise with respect to the deferred compensation under the Plan.

5.8.3 Income Inclusion Under Section 409A of the Code. Subject to Section 5.6, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(vii), as directed by the Committee (in its discretion), at any time the Plan fails to meet the requirements of Code Section 409A and the Treasury regulations thereon.

5.8.4 Payment of State, Local or Foreign Taxes. Subject to Section 5.6, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xi), as directed by the Committee (in its discretion), ), to cover any state or local income tax, foreign or other tax withholding obligation that arise with respect to the deferred compensation under the Plan.

5.8.5 Certain Offsets. Subject to Section 5.6, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiii), as directed by the Committee (in its discretion) to cover a debt owed to the Company if the Participant incurred the debt in the ordinary course of the service relationship, the offset does not exceed $5,000 per calendar year and the payment occurs on the due date of the debt.

5.8.6 Bona Fide Disputes as to a Right to a Payment. Subject to Section 5.6, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiv), as directed by the Committee (in its discretion) as a result of a settlement of a bona fide dispute between the Company and the Participant as to whether the Participant’s entitlement to a deferred compensation payment.

5.8.7 Other 409A Permitted Acceleration. Subject to Section 5.6, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4), as directed by the Committee (in its discretion).

5.9 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

5.9.1 Spousal Consent. If a Participant designates a person other than or in addition to his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant’s spouse consents to the designation. Any spousal consent required under this Section 5.9 shall be ineffective unless it (a) is set forth in writing in a form specified in the discretion of the Committee, (b) acknowledges the effect of the Participant’s designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without spousal consent. Any spousal consent required under this Section 5.9 shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided that such revocation is in writing.

5.9.2 Changes and Failed Designations. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with Section 5.9.1. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her surviving spouse, or, if the Participant is not survived by his or her spouse, the Account shall be paid to his or her estate.

5.10 Unforeseeable Emergency. If a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may determine that all or part of the Participant’s Account balance shall be paid to him or her in a lump sum cash payment on the Payment Date that immediately follows the date on which the Committee determines that the Participant has incurred the Unforeseeable Emergency or as soon as administratively practicable thereafter; provided, however, that the amount paid to the Participant pursuant to this Section 5.10 shall be limited to the amount reasonably necessary to satisfy the Unforeseeable Emergency (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the payment). Also, no payment under this Section 5.10 shall be made to the extent that the Participant’s Unforeseeable Emergency is or may be relieved by the cancellation of the Participant’s Compensation Deferrals in accordance with Section 2.2.2.

5.11 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Committee shall determine whether payment shall be made directly to the individual, any person acting as his or her custodian or legal guardian under the California Uniform Transfers to Minors Act, his or her legal representative or a near relative, or directly for his or her support, maintenance or education.

5.12 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant’s Account is payable under this Section 5, the Participant’s Account shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.3. Accounts that, in accordance with the preceding sentence, have been undistributable for a period of thirty-five (35) months shall be forfeited as of the end of the thirty-fifth month. If a Participant whose Account was forfeited under this Section 5.12 (or his or her Beneficiary) files a claim for distribution of the Account after the date on which it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance shall be paid by the Company in a lump sum cash payment as soon as practicable thereafter (without interest or any deemed investment returns, gains or losses after the date of forfeiture).

5.13 Payment in Cash or its Equivalent. All payments from the Plan shall be made in cash or its equivalent.

SECTION 6

PARTICIPANT’S INTEREST IN ACCOUNT

Subject to Sections 8 (relating to creditor status) and 9.2 (relating to amendment and/or termination of the Plan), a Participant’s interest in the balance credited to his or her Account at all times shall be one hundred percent (100%) vested and nonforfeitable.

SECTION 7

ADMINISTRATION OF THE PLAN

7.1 Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

7.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

7.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

(b) To determine any and all considerations affecting the eligibility of any Nonemployee Director to become a Participant or remain a Participant in the Plan;

(c) To cause one or more separate Accounts to be maintained for each Participant;

(d) To cause Compensation Deferrals and deemed investment returns, gains and losses to be credited to Participants’ Accounts;

(e) To establish and revise a method or procedure for the deemed investment of Participants’ Accounts, as provided in Section 3.3;

(f) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

(g) To determine the manner and form for making elections under the Plan;

(h) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

(i) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To arrange for annual distribution to each Participant of a statement of benefits accrued under the Plan;

(l) To publish a claims and appeal procedure pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

(m) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

(n) To decide all issues and questions regarding Account balances, and the time, form, manner and amount of distributions to Participants in accordance with the Plan’s terms.

7.4 Decisions of Committee and its Delegates. All actions, interpretations, and decisions of the Committee (and its delegates) shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

7.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.

7.6 Eligibility to Participate. No member of the Committee who is also a Nonemployee Director shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

7.7 Indemnification. The Company shall, and hereby does, indemnify and hold harmless the members of the Committee (and its delegates), from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board of

Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 8

UNFUNDED PLAN

All amounts credited to a Participant’s Account under the Plan shall continue for all purposes to be a part of the general assets of the Company. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of the Company. Nothing contained in the Plan shall give any Participant or Beneficiary any interest in or claim against any specific assets of the Company.

SECTION 9

MODIFICATION OR TERMINATION OF PLAN

9.1 Company’s Obligation is Limited. The Company intends to continue the Plan indefinitely, and to maintain each Participant’s Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Company, and the Company does not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend Compensation Deferrals or may discontinue Compensation Deferrals, with or without cause. Complete discontinuance of all Compensation Deferrals shall be deemed a termination of the Plan.

9.2 Right to Amend or Terminate. The Board of Directors may, in its sole discretion, amend or terminate the Plan, or any part thereof, at any time and for any reason, provided that no amendment or termination of the Plan shall, without the consent of the Participant, reduce the balance then credited to the Participant’s Account.

9.3 Effect of Termination. If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 5, except as provided in Section 9.4.

9.4 Acceleration of Distributions Permitted on Certain Terminations. Notwithstanding any contrary Plan provision, if the Plan is terminated and liquidated pursuant to this Section 9 and in accordance with the requirements of section 409A of the Code and Treasury regulation section 1.409A-3(j)(4)(ix), the balances credited to the Accounts of the affected Participants may be distributed to them in lump sum cash payments as soon as may be permitted under section 409A of the Code and Treasury regulation section 1.409A-3(j)(4)(ix), as directed by the Committee (in its discretion).

SECTION 10

GENERAL PROVISIONS

10.1 Inalienability. In no event may any Participant, Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

10.2 Rights and Duties. Neither the Company nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

10.3 No Enlargement of Rights. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals nor any action of the Company or the Committee, shall be held or construed to confer upon any individual any right to be continued as a member of the Board of Directors.

10.4 Compensation Deferrals Not Counted Under Other Employee Benefit Plans. Compensation Deferrals under the Plan will not be considered for purposes of contributions or benefits under any other employee benefit plan sponsored by the Company or any Affiliate, except to the extent specifically provided in any such plan.

10.5 Applicable Law. The Plan is intended to comply with the provisions of section 409A of the Code. Notwithstanding any contrary Plan provision, the Plan shall be construed, administered and enforced in a manner that is consistent with such intent. The provisions of the Plan also shall be construed, administered and enforced in accordance with the laws of the State of California (other than its conflict of laws provisions).

10.6 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

10.7 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

10.8 No Guarantees Regarding Tax Treatment. Participants (or their Beneficiaries) shall be responsible for all taxes with respect to any benefits under the Plan. The Committee and the Company make no guarantees regarding the tax treatment to any person of any Compensation Deferrals or payments made under the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated: September 24, 2007	By	/s/ Charles Broom
Charles Broom
	Title:	Senior Vice President